UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 16, 2005

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                        Results of Operations and Financial Conditions

On February 16, 2005, DPL Inc. (the “Company”) issued a press release announcing its earnings for fiscal year 2004.  On February 18, 2005 the Company issued another press release correcting certain information from the February 16, 2005 press release, regarding primarily the Company’s coal supply inventory for years 2005-2007.  A copy of both press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7.01                                        Regulation FD Disclosure

On February 17, 2005, the Company held a webcast conference call to review its unaudited earnings press release issued on February 16, 2005.  A copy of the webcast conference call slides used during the webcast conference call on February 17, 2005 are furnished as Exhibit 99.3 to this report.

Item 9.01 (c).                    Exhibits.

99.1                                             Press Release of DPL Inc., dated February 16, 2005.

99.2                                             Press Release of DPL Inc., dated February 18, 2005.

99.3                                             Slides used in webcast conference call, on February 17, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 23, 2005

/s/ James V. Mahoney
	Name:	James V. Mahoney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated February 16, 2005.	E

99.2	Press Release of DPL Inc., dated February 18, 2005.	E

99.3	Slides used in webcast conference call, on February 17, 2005.	E